Exhibit 10 (XCIX)


                             AMENDMENT NO. 1
                                   TO
                THE NACCO MATERIALS HANDLING GROUP, INC.
                          UNFUNDED BENEFIT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1994)


     Effective as of October 1, 1994, NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan.

                                Section 1
     Section 2.12 of the Plan is hereby deleted in its entirety and the following substituted therefor:
                 "Executive shall mean an Employee of the Company whose monthly Base Salary on November 1 of the preceding Plan Year was $8,333 or more; provided, however, that for purposes of determining which Employees of the Company are eligible to defer Base Salary earned from October 1, 1994 through December 31, 1995 and Bonuses earned during 1995, any Employee of the Company whose monthly Base Salary on September 1, 1994 was $8,333 or more shall be an Executive."



                                Section 2
     Section 3.3(a) of the Plan is hereby deleted in its entirety and the following substituted therefore:
                 "Amount of Excess Deferrals. Each Executive may, prior to the first day of any Plan Year, by written notice to the Plan Administrator, direct his Employer:

     (i) to reduce (in accordance with rules established by the Plan Administrator) the Executive's Base Salary for such Plan Year by a specified dollar amount or percentage; and

     (ii) to reduce the Executive's Bonus which is earned during such Plan Year by a specified dollar amount or percentage; and

     (iii) to credit the deferrals (collectively, the "Excess Deferrals") to the Sub-Account described in Section 3.4(b) at the times described therein.
Notwithstanding the foregoing, an Executive's election to make Excess Deferrals must be made before October 1, 1994 in the case of elections upon the adoption of this restatement of the Plan, and shall be effective with respect to his Base Salary payable for his October 1, 1994 through December 31, 1994 service. No Executive may elect to defer the Bonus he earns in 1994."

                                Section 3
     Section 3.3(c) of the Plan is hereby amended by (1) deleting the phrase "and Bonus" from the first sentence thereof and adding the phrase "and the Bonus earned by the Executive" after the words "otherwise payable to the Executive";
(2) deleting the phrase "period described in Subsection (a)" from the second sentence thereof and substituting thereof the phrase "Plan Years"; and (3) deleting the phrase "period" from the second sentence thereof and substituting therefor the phrase "Plan Year".

     Executed this    19th    day of September, 1994.


                                 NACCO Materials Handling
                                       Group, Inc.



                                 By:         /c/ B. I. Bull
                                    Title:  Vice President, General
                                               Counsel & Secretary
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